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                                                                    EXHIBIT 23.8


                                    CONSENT


         The undersigned hereby consents to being named in the Registration Statement on Form S-1 (the "Registration Statement") of Oil States International, Inc. ("OSI") as a director to be appointed after the consummation of the initial public offering (the "IPO") of OSI. The undersigned further consents to serve as a director of OSI following the consummation of the IPO.

         IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 25th day of September, 2000.


                                             /s/ MARTIN LAMBERT
                                             ------------------------------
                                             Martin Lambert